Hiland Reports Third Quarter Results

Enid, Oklahoma - November 7, 2007 - The Hiland companies, Hiland Partners, LP (NASDAQ: HLND) and Hiland Holdings GP, LP (NASDAQ: HPGP) today reported results for the third quarter of 2007.

Hiland Partners, LP Financial Results

Hiland Partners, LP reported quarterly net income for the three months ended September 30, 2007 of $3.3 million compared to net income of $3.7 million for the three months ended September 30, 2006. This decrease is primarily due to additional depreciation expense and interest expense incurred as a result of our organic growth projects, offset by increased sales volume from our Bakken, Eagle Chief and Woodford Shale gathering systems. Net income per limited partner unit-basic for the third quarter of 2007 was $0.22 per unit compared to $0.33 per unit in the corresponding quarter in 2006. Weighted average limited partner units-basic outstanding was 9.3 million units for the three months ended
September 30, 2007 compared to 9.2 million units for the three months ended September 30, 2006. EBITDA (EBITDA is defined as net income plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense) for the three months ended September 30, 2007 was $14.1 million compared to $11.8 million for the three months ended September 30, 2006, an increase of 19.5%. Total segment margin for the three months ended September 30, 2007 was $21.8 million compared to $17.7 million for the three months ended September 30, 2006, an increase of 23.7%. The increases in EBITDA and total segment margin are primarily attributable to increased activity from our Bakken, Eagle Chief and Woodford Shale gathering systems.

For the nine-month period ended September 30, 2007, Hiland Partners, LP reported net income of $7.9 million compared to net income of $11.1 million for the nine months ended September 30, 2006. This decrease is primarily due to additional depreciation expense and interest expense incurred as a result of the acquisition of the Kinta Area gathering assets effective May 1, 2006 and interest expense related to borrowings for our organic growth projects, offset by increased sales volume from our Bakken, Eagle Chief and Woodford Shale gathering systems. Net income per limited partner unit-basic for the nine months ended September 30, 2007 decreased to $0.53 per unit from $1.07 per unit in the corresponding period in 2006. Weighted average limited partner units-basic outstanding for the nine months ended September 30, 2007 was 9.3 million units compared to 8.9 million units for the nine months ended September 30, 2006. EBITDA for the nine months ended September 30, 2007 was $37.1 million compared to $30.9 million for the nine months ended September 30, 2006, an increase of 20.1%. Total segment margin for the nine months ended September 30, 2007 was $58.0 million compared to $45.5 million for the nine months ended September 30, 2006, an increase of 27.6%. The increases in EBITDA and total segment margin are primarily attributable to the inclusion of the results of operations from the acquisition of the Kinta Area gathering assets effective May 1, 2006 and increased activity from our Bakken, Eagle Chief and Woodford Shale gathering systems.

"The third quarter saw improved gas processing margins, the completion of our new Badlands facility in North Dakota, completion of our Bakken frac train in Montana and continued development of our Woodford Shale gathering system in Oklahoma," said Joe Griffin, Chief Executive Officer and President. "We expect these organic projects to deliver significant growth to the Partnership in future periods."

On October 25, 2007, Hiland Partners, LP announced an increase in its cash distribution for the third quarter of 2007. The declared quarterly distributions on Hiland Partners, LP's common and subordinated units were increased to $0.7550 per unit (an annualized rate of $3.02 per unit) from $0.7325 per unit (an annualized rate of $2.93 per unit) for the second quarter of 2007. This distribution will be paid on November 14, 2007 to unitholders of record on November 6, 2007.

Hiland Holdings GP, LP Financial Results

Hiland Holdings GP, LP reported quarterly net income for the three months ended September 30, 2007 of $1.7 million ($0.08 per limited partner unit-basic). The net loss for the three months ended September 30, 2006, which includes its predecessor, Hiland Partners GP, LLC, was insignificant. Hiland Holdings GP, LP commenced operations September 25, 2006 upon successful completion of its initial public offering and the concurrent contribution of certain interests from its predecessor entity and its contributing parties. Net income before minority interest was $2.6 million in the third quarter of 2007 compared to $2.7 million in the third quarter of 2006. This decrease is primarily due to additional depreciation expense and interest expense incurred as a result of our organic growth projects, offset by increased sales volume from our Bakken, Eagle Chief and Woodford Shale gathering systems.

Hiland Holdings GP, LP's share of distributions from Hiland Partners, LP, including distributions on its 5,381,471 limited partner units, its two percent general partner interest, and the incentive distributions rights, will be approximately $5.4 million for the third quarter of 2007. On October 25, 2007, Hiland Holdings GP, LP, announced an increase in its cash distribution for the third quarter of 2007. The declared quarterly distributions on the Partnership's units were increased to $0.23 per unit (an annualized rate of $0.92 per unit) from $0.22 per unit (an annualized rate of $0.88 per unit) for the second quarter of 2007. The distribution will be paid on November 19, 2007 to unitholders of record on November 6, 2007.

Hiland Holdings GP, LP's share of distributions from Hiland Partners, LP, including distributions on its 5,381,471 limited partner units, its two percent general partner interest, and the incentive distributions rights, will be approximately $5.4 million for the third quarter of 2007. On October 25, 2007, Hiland Holdings GP, LP, announced an increase in its cash distribution for the third quarter of 2007. The declared quarterly distributions on the Partnership's units were increased to $0.23 per unit (an annualized rate of $0.92 per unit) from $0.22 per unit (an annualized rate of $0.88 per unit). The distribution will be paid on November 19, 2007 to unitholders of record on November 6, 2007.

Conference Call Information

Hiland has scheduled a conference call for 10:00am Central Time, Thursday, November 8, 2007, to discuss the 2007 third quarter results. To participate in the call, dial 1.888.396.2298 and participant passcode 92002423, or access it live over the Internet at www.hilandpartners.com, on the "investor relations" section of the Partnership's website.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-generally accepted accounting principles ("non-GAAP") financial measures of EBITDA and total segment margin. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income or any other GAAP measure of liquidity or financial performance.

About the Hiland Companies

Hiland Partners, LP is a publicly traded midstream energy partnership engaged in gathering, compressing, dehydrating, treating, processing and marketing natural gas, and fractionating, or separating, natural gas liquids, or NGLs. The Partnership also provides air compression and water injection services for use in oil and gas secondary recovery operations. The Partnership's operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States. Hiland Partners, LP's midstream assets consist of 13 natural gas gathering systems with approximately 1,934 miles of gathering pipelines, five natural gas processing plants, seven natural gas treating facilities and four NGL fractionation facilities. The Partnership's compression assets consist of two air compression facilities and a water injection plant.

Hiland Holdings GP, LP owns the two percent general partner interest, 1,301,471 common units and 4,080,000 subordinated units in Hiland Partners, LP, and the incentive distribution rights of Hiland Partners, LP.

This press release may include certain statements concerning expectations for the future that are forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management's control. An extensive list of factors that can affect future results are discussed in the Partnership's Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Contacts:         Ken Maples, Vice President and CFO
                  Hiland Partners, LP
                  (580) 242-6040
--   tables to follow  --

Other Financial and Operating Data

Hiland Partners, LP - Results of Operations

Set forth in t7he table below is financial and operating data for Hiland Partners, LP.

Hiland Partners, LP - Results of Operations

Set forth in the table below is financial and operating data for Hiland Partners, LP.

                                                        Three Months Ended         Nine Months Ended
                                                           September 30,            September 30,
                                                      ----------------------    ----------------------
                                                        2007         2006         2007         2006
                                                      ---------    ---------    ---------    ---------
                                                                  (unaudited, in thousands)
Total Segment Margin Data:
Midstream revenues                                    $  66,431    $  56,062    $ 191,691    $ 159,800
Midstream purchases                                      45,789       39,609      137,320      117,965
                                                      ---------    ---------    ---------    ---------
Midstream segment margin                                 20,642       16,453       54,371       41,835
Compression revenues (A)                                  1,205        1,205        3,615        3,615
                                                      ---------    ---------    ---------    ---------
Total segment margin (B)                              $  21,847    $  17,658    $  57,986    $  45,450
                                                      =========    =========    =========    =========

Summary of Operations Data:
Midstream revenues                                    $  66,431    $  56,062    $ 191,691    $ 159,800
Compression revenues                                      1,205        1,205        3,615        3,615
                                                      ---------    ---------    ---------    ---------
Total revenues                                           67,636       57,267      195,306      163,415

Midstream purchases (exclusive of items
 shown separately below)                                 45,789       39,609      137,320      117,965
Operations and maintenance                                6,157        4,569       16,108       11,140
Depreciation, amortization and accretion                  7,583        6,175       21,362       15,811
General and administrative                                1,715        1,375        5,108        3,653
                                                      ---------    ---------    ---------    ---------
Total operating costs and expenses                       61,244       51,728      179,898      148,569
                                                      ---------    ---------    ---------    ---------
Operating income                                          6,392        5,539       15,408       14,846
Other income (expense)                                   (3,138)      (1,801)      (7,495)      (3,740)
                                                      ---------    ---------    ---------    ---------
Net income                                                3,254        3,738        7,913       11,106

Add:
Depreciation, amortization and accretion                  7,583        6,175       21,362       15,811
Amortization of deferred loan costs                         114           86          290          319
Interest expense                                          3,126        1,783        7,519        3,643
                                                      ---------    ---------    ---------    ---------
EBITDA (C)                                            $  14,077    $  11,782    $  37,084    $  30,879
                                                      =========    =========    =========    =========
Non cash realized (gain)
 loss on derivatives                                  $    (339)   $      31   $    (510)   $    (133)
Non cash unit based
 compensation expense                                 $     244    $     120   $     589    $     338


Maintenance capital
 expenditures                                         $     973    $     997   $   2,509    $   2,712
Expansion capital
 expenditures                                            29,051       13,333      70,809      141,677
                                                      ---------    ---------   ---------    ---------
Total capital
  expenditures                                        $  30,024    $  14,330   $  73,318    $ 144,389
                                                      =========    =========   =========    =========


Operating Data:
Inlet natural gas (MCF/d)                               219,544      203,721      210,878      143,112
Natural gas sales (MMBTU/d)                              84,281       69,563       78,998       64,796
NGL sales (Bbls/d)                                        4,721        3,239        4,340        3,256
Natural gas gathered (MMBtu/d) (D)                      124,121      129,168      124,486       72,657

                                              September 30,    December 31,
                                                  2007            2006
                                                --------        --------
                                                       (in thousands)
                                                        (unaudited)
Balance sheet Data (at end of period):
Property and equipment, at cost, net            $309,228        $252,801
Total assets                                    $392,889        $343,816
Long-term debt, net of current maturities       $206,253        $147,064
Net equity                                      $150,684        $167,746

            (A) Compression revenues and compression segment margin are the same. There are no compression purchases associated with the compression segment.

            (B)  Reconciliation of total segment margin to operating income:


                                           Three Months Ended   Nine Months Ended
                                                September 30,    September 30,
                                            -----------------   -----------------
                                             2007      2006      2007      2006
                                            -------   -------   -------   -------
                                                 (unaudited, in thousands)
Reconciliation of Total Segment Margin to
  Operating Income
Operating income                            $ 6,392   $ 5,539   $15,408   $14,846
Add:
Operations and maintenance expenses           6,157     4,569    16,108    11,140
Depreciation, amortization and accretion      7,583     6,175    21,362    15,811
General and administrative expenses           1,715     1,375     5,108     3,653
                                            -------   -------   -------   -------
Total segment margin                        $21,847   $17,658   $57,986   $45,450
                                            =======   =======   =======   =======

            We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream purchases include the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, and cost of crude oil purchased by us from third parties. We define compression segment margin as the revenue derived from our compression segment.

            (C) We define EBITDA, a non-GAAP financial measure, as net income plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense. EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others to assess: (1) the financial performance of our assets without regard to financial methods, capital structure or historical cost basis; (2) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;
            (3) our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities. EBITDA is also a financial measurement that, with certain negotiated adjustments, is reported to our banks and is used as a gauge for compliance with our financial covenants under our credit facility. EBITDA should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measures of financial performance presented in accordance with GAAP. Our EBITDA may not be comparable to EBITDA of similarly titled measures of other entities, as other entities may not calculate EBITDA in the same manner as we do.

            (D) Natural gas gathered for fee (MMBtu/d) represents natural gas volumes gathered associated with the Kinta Area gas gathering assets we acquired on May 1, 2006 in which we do not take title to the gas.

Hiland Holdings GP, LP - Results of Operations

Set forth in the table below is financial and operating data for Hiland Holdings GP, LP

                                                                                  Hiland
                                                      Hiland       Hiland        Partners
                                                     Holdings     Holdings        GP, LLC
                                                      GP, LP     GP, LP (C)   (Predecessor)(D)  Total (E)
                                                    ---------    ---------        ---------    ---------
                                                                 unaudited, in thousands)
                                                                   Three Months Ended
                                                                      September 30,
                                                    ----------------------------------------------------
                                                      2007                      2006
                                                    ---------    ---------------------------------------
Total Segment Margin Data:
Midstream revenues                                  $  66,431    $   3,656        $  52,406    $  56,062
Midstream purchases                                    45,789        2,583           37,026       39,609
                                                    ---------    ---------        ---------    ---------
Midstream segment margin                               20,642        1,073           15,380       16,453
Compression revenues (A)                                1,205           79            1,126        1,205
                                                    ---------    ---------        ---------    ---------
Total segment margin (B)                            $  21,847    $   1,152        $  16,506    $  17,658
                                                    =========    =========        =========    =========

Summary of Operations Data:
Midstream revenues                                  $  66,431    $   3,656        $  52,406    $  56,062
Compression revenues                                    1,205           79            1,126        1,205
                                                    ---------    ---------        ---------    ---------
      Total revenues                                   67,636        3,735           53,532       57,267
Operating costs and expenses
      Midstream purchases (exclusive of
          items shown separately below)                45,789        2,583           37,026       39,609
      Operations and maintenance                        6,157          298            4,271        4,569
      Depreciation, amortization and accretion          7,870          427            6,035        6,462
      General and administrative                        2,054          105            1,292        1,397
                                                    ---------    ---------        ---------    ---------
          Total operating costs and expenses           61,870        3,413           48,624       52,037
                                                    ---------    ---------        ---------    ---------
          Operating income                              5,766          322            4,908        5,230
Other income (expense)                                 (3,164)        (119)          (2,370)      (2,489)
                                                    ---------    ---------        ---------    ---------
Income before minority interest in income of
    Hiland Partners                                    2,602          203            2,538        2,741
Minority interest in income of Hiland Partners          (867)         (72)          (2,693)      (2,765)
                                                    ---------    ---------        ---------    ---------
Net income (loss)                                       1,735          131             (155)         (24)

Less income (loss) attributable to predecessor             --           --               --         (155)
                                                    ---------    ---------        ---------    ---------
Limited partners' interest in net income            $   1,735    $     131        $    (155)   $     131
                                                    =========    =========        =========    =========

                                                                    Nine Months Ended
                                                                       September 30,
                                                    ----------------------------------------------------
                                                      2007                      2006
                                                    ---------    ---------------------------------------
                                                                      (unaudited, in thousands)

Total Segment Margin Data:
Midstream revenues                                  $ 191,691    $  10,422        $ 149,378    $ 159,800
Midstream purchases                                   137,320        7,693          110,272      117,965
                                                    ---------    ---------        ---------    ---------
Midstream segment margin                               54,371        2,729           39,106       41,835
Compression revenues (A)                                3,615          236            3,379        3,615
                                                    ---------    ---------        ---------    ---------
Total segment margin (B)                            $  57,986    $   2,965        $  42,485    $  45,450
                                                    =========    =========        =========    =========

Summary of Operations Data:
Midstream revenues                                  $ 191,691    $  10,422        $ 149,378    $ 159,800
Compression revenues                                    3,615          236            3,379        3,615
                                                    ---------    ---------        ---------    ---------
      Total revenues                                  195,306       10,658          152,757      163,415
Operating costs and expenses
      Midstream purchases (exclusive of
          items shown separately below)               137,320        7,693          110,272      117,965
      Operations and maintenance                       16,108          727           10,413       11,140
      Depreciation, amortization and accretion         22,222        1,054           15,202       16,256
      General and administrative                        6,383          253            3,442        3,695
                                                    ---------    ---------        ---------    ---------
          Total operating costs and expenses          182,033        9,727          139,329      149,056
                                                    ---------    ---------        ---------    ---------
          Operating income                             13,273          931           13,428       14,359
Other income (expense)                                 (7,570)        (247)          (4,583)      (4,830)
                                                    ---------    ---------        ---------    ---------
Income before minority interest in income of
    Hiland Partners                                    5,703          684            8,845        9,529
Minority interest in income of Hiland Partners        (2,080)        (553)          (8,438)      (8,991)
                                                    ---------    ---------        ---------    ---------
Net income                                              3,623          131              407          538

Less income attributable to predecessor                    --           --               --          407
                                                    ---------    ---------        ---------    ---------
Limited partners' interest in net income            $   3,623    $     131        $     407    $     131
                                                    =========    =========        =========    =========

                                                   September 30,    December 31,
                                                       2007             2006
                                                     --------         --------
                                                           (in thousands)
                                                            (unaudited)
Balance sheet Data (at end of period):
Property and equipment, at cost, net                 $313,093         $257,003
Total assets                                         $403,031         $355,198
Long-term debt, net of current maturities            $206,608         $147,318
Minority interests                                   $131,036         $137,302
Net equity                                           $ 29,346         $ 41,157

      (A) Compression revenues and compression segment margin are the same. There are no compression purchases associated with the compression segment.

      (B) Reconciliation of total segment margin to operating income:

                                                                   Hiland
                                            Hiland     Hiland     Partners
                                           Holdings   Holdings     GP, LLC
                                            GP, LP     GP, LP   (Predecessor) Total
                                            -------   -------      -------   -------
                                                   (unaudited, in thousands)
                                                     Three Months Ended
                                                        September 30,
                                            -------------------------------------
                                             2007               2006
                                            -------   ---------------------------
Reconciliation of Total Segment Margin to
  Operating Income

Operating income                              5,766       322        4,908     5,230
Add:

Operations and maintenance expenses           6,157       298        4,271     4,569

Depreciation, amortization and accretion      7,870       427        6,035     6,462

General and administrative expenses           2,054       105        1,292     1,397
                                            -------   -------      -------   -------
Total segment margin                        $21,847   $ 1,152      $16,506   $17,658
                                            =======   =======      =======   =======

                                                     Nine Months Ended
                                                        September 30,
                                            -------------------------------------
                                             2007               2006
                                            -------   ---------------------------


Reconciliation of Total Segment Margin to
  Operating Income

Operating income                             13,273       931       13,428    14,359
Add:

Operations and maintenance expenses          16,108       727       10,413    11,140

Depreciation, amortization and accretion     22,222     1,054       15,202    16,256

General and administrative expenses           6,383       253        3,442     3,695
                                            -------   -------      -------   -------
Total segment margin                        $57,986   $ 2,965      $42,485   $45,450
                                            =======   =======      =======   =======

We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream purchases include the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, and cost of crude oil purchased by us from third parties. We define compression segment margin as the revenue derived from our compression segment.

(C) Amounts presented in the Hiland Holdings GP, LP column include only the consolidated operations beginning on September 25, 2006. These amounts include the contribution of assets and member interest from Hiland Partners GP, LLC at the completion of our initial public offering.

(D) Amounts presented in the Hiland Partners GP, LLC Predecessor columns include only the consolidated operations for the period beginning February 15, 2005 to September 25, 2006.

(E) Total income and expense items included in our Consolidated Statement of Operations and our predecessor are included in this Form 10-Q for the stated period.

http://schemas.microsoft.com/office/word/2003/wordml013f

SOURCE  Hiland Partners, LP; Hiland Holdings GP, LP
    -0-                             11/07/2007
    /CONTACT: Ken Maples, Vice President and CFO of Hiland Partners, LP, +1-580-242-6040/